As filed with the Securities and Exchange Commission on August 31, 2004

                                                                    Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AEGIS ASSET BACKED SECURITIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	43-1964014 (I.R.S. Employer Identification No.)

3250 Briarpark, Suite 400

Houston, Texas 77042
(713) 787-0100

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

D. Richard Thompson
President
Aegis Asset Backed Securities Corporation
3250 Briarpark, Suite 400

Houston, Texas 77042
(713) 787-0100

 (Name, address, including zip code and telephone number,

including area code, of agent for service)

Copies to:

Edward E. Gainor, Esq.

McKee Nelson LLP

1919 M Street

Washington, D.C. 20036

(202) 775-4137

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.   X

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Asset-Backed Certificates and Asset-Backed Notes	$1,000,000.00	100%	$1,000,000.00	$126.70

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to securities covered by Registration Statement No. 333-110187 previously filed by the Registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.